Exhibit (e)(4)

SUPPLEMENT TO

AMENDED AND RESTATED DISTRIBUTION CONTRACT

PIMCO Equity Series

650 Newport Center Drive

Newport Beach, California 92660

February 25, 2015

PIMCO Investments LLC

1633 Broadway

New York, NY 10019

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1. The Trust is an open-end investment company organized as a Delaware statutory trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The PIMCO RAE Fundamental Emerging Markets Fund, PIMCO RAE Fundamental Global ex-US Fund, PIMCO RAE Fundamental Global Fund, PIMCO RAE Fundamental International Fund, PIMCO RAE Fundamental US Fund and PIMCO RAE Fundamental US Small Fund (the “Funds”) are each a separate investment portfolio of the Trust.

2. The Trust and the Distributor have entered into an Amended and Restated Distribution Contract (the “Contract”) dated April 1, 2012, as supplemented from time to time, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust.

3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Funds and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Funds, the terms and conditions of such Contract being hereby incorporated herein by reference.

4. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Funds to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

5. This Supplement and the Contract shall become effective with respect to the Funds and each class thereof on February 25, 2015 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Funds and each class thereof only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Funds and each class thereof, by the vote of a majority of the outstanding voting securities of the

Exhibit (e)(4)

Funds and each class thereof, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Funds and each class thereof or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
PIMCO EQUITY SERIES

By: /s/ Henrik P. Larsen
Name: Henrik P. Larsen
Title: Vice President

ACCEPTED:

PIMCO INVESTMENTS LLC

By: /s/ Jonathon D. Short
Name: Jonathon D. Short
Title: Managing Director

Exhibit (e)(4)

SCHEDULE A

Amended and Restated Distribution Contract

between PIMCO Equity Series and

PIMCO Investments LLC

February 25, 2015

This contract relates to the following Funds:

Funds:

PIMCO Balanced Income Fund

PIMCO Dividend and Income Builder Fund

PIMCO Emerging Multi-Asset Fund

PIMCO EqS® Emerging Markets Fund

PIMCO EqS® Long/Short Fund

PIMCO EqS Pathfinder Fund®

PIMCO Global Dividend Fund

PIMCO International Dividend Fund

PIMCO RAE Fundamental Emerging Markets Fund

PIMCO RAE Fundamental Global ex-US Fund

PIMCO RAE Fundamental Global Fund

PIMCO RAE Fundamental International Fund

PIMCO RAE Fundamental US Fund

PIMCO RAE Fundamental US Small Fund

PIMCO RealPathTM Blend Income Fund

PIMCO RealPathTM Blend 2020 Fund

PIMCO RealPathTM Blend 2025 Fund

PIMCO RealPathTM Blend 2030 Fund

PIMCO RealPathTM Blend 2035 Fund

PIMCO RealPathTM Blend 2040 Fund

PIMCO RealPathTM Blend 2045 Fund

PIMCO RealPathTM Blend 2050 Fund

PIMCO RealPathTM Blend 2055 Fund

PIMCO U.S. Dividend Fund